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                                                                 EXHIBIT 11.01
                                                                 -------------

                     EXHIBIT 11.* TO REPORT ON FORM 10-Q

                     TELXON CORPORATION AND SUBSIDIARIES

               COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

               (Dollars in thousands except per share amounts)


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                                                                    Three Months Ended
                                                                         June 30,
                                                                 -------------------------
                                                                   1995              1994
                                                                 --------          --------
Net income applicable to common shares                            $ 2,229           $ 1,273
                                                                  =======           =======
Weighted average common shares outstanding
    for the period                                                 16,102            15,824

Increase in weighted average from:
           Dilutive effect of stock options                           237                 7
                                                                   ------            ------
Weighted average common shares assuming issuance
    of the above securities                                        16,339            15,831
                                                                  =======           =======
Net income per common share:
           On the weighted average
              common shares outstand-
              ing for the year                                    $   .14           $   .08

           Assuming issuance of shares
              for dilutive stock
              options**                                           $   .14           $   .08

 *       Numbered in accordance with Item 601 of Regulation S-K.

**       This calculation is submitted in accordance with Regulation S-K Item
601(b)(1) although not required for income statement presentation because it results in dilution of less than three percent. The Company's 7 1/2% Convertible Debentures were omitted from the fully diluted calculation due to their antidilutive effect.
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